Exhibit 10.23

AMENDMENT NO. 2 TO

PURCHASE AND SALE AGREEMENT

This Amendment No. 2 to the Purchase and Sale Agreement (“Amendment”), dated July 10, 2025 (the “Amendment Date”), is between RTW Royalty I DAC, a designated activity company incorporated under the laws of Ireland with registered number 734869 (the “Buyer”), and Milestone Pharmaceuticals Inc., a Quebec corporation (the “Company”), and amends that certain Purchase and Sale Agreement by and between the Buyer and the Company, dated as of March 27, 2023, as amended by Amendment No. 1, dated August 12, 2024 (as amended, the “Agreement”).

WHEREAS, Section 10.4 of the Agreement provides that the Agreement may be amended, modified or supplemented only in writing signed by each of the parties to the Agreement.

NOW THEREFORE, in consideration of the covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Buyer hereby agree as follows:

1.	Defined Terms. Capitalized terms that are used in this Amendment have the meaning set forth in the Agreement, unless otherwise defined in this Amendment.

1.Amendment to Defined Terms. Effective as of the Amendment Date, Section 1.1 of the Agreement is amended by removing the definition of “Marketing Approval Deadline” and replacing such definition in its entirety as follows:

“Marketing Approval Deadline” means 11:59 pm P.T. December 31, 2025.

2.

Entire Agreement. The provisions of this Amendment supersede all provisions of the Agreement that are inconsistent with the provisions of this Amendment. The Agreement, as modified by this Amendment, remains in full force and effect and, with the Exhibits annexed thereto and the Disclosure Schedule constitute the entire understanding between the parties hereto with respect to the subject matter hereof and thereof and supersede all other understandings and negotiations with respect hereto and thereto. Unless the context otherwise requires, the term “Agreement” as used in the Agreement shall be deemed to refer to the Agreement as amended hereby.

3.

Governing Law. This Amendment shall be exclusively governed by, and construed in accordance with, the laws of the State of New York without giving effect to any choice or conflict of law provision or rule that would cause the application of the laws of any other jurisdiction.

4.	Waiver. This Amendment shall not be deemed a waiver by any party of any of its rights or remedies under the Agreement, except to the extent expressly set forth in this Amendment.
5.	Counterparts. This Amendment may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Copies of executed counterparts transmitted by telecopy, facsimile or other similar means of electronic transmission, including “PDF,” shall be considered original executed counterparts, provided receipt of such counterparts is confirmed.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their respective representatives thereunto duly authorized as of the date first above written.

COMPANY

MILESTONE PHARMACEUTICALS INC.

By:	/s/ Amit Hasija
Name: Amit Hasija
Title: Chief Financial Officer

BUYER

RTW ROYALTY I DAC

By:	/s/ Roderick Wong
Name: Roderick Wong, M.D.
Title: Authorized Attorney

[Signature Page to Amendment No. 2 to Purchase and Sale Agreement]